UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. __ )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement

AMBIENT CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AMBIENT CORPORATION
7 WELLS AVENUE
NEWTON, MA 02459
NOTICE OF ACTION BY WRITTEN CONSENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

TO THE STOCKHOLDERS OF AMBIENT CORPORATION

This Notice and the accompanying Information Statement are being furnished on or about August 29, 2011 by the Board of Directors (the “Board”) of Ambient Corporation, a Delaware corporation (the “Company”), to the holders of record of the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”), as of the close of business on August 15, 2011 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform holders of record of Common Stock as of the Record Date of action taken by Vicis Capital Master Fund, the holder of approximately 84% of the issued and outstanding voting securities of the Company, approving, by written consent dated August 15, 2011, the following actions:

(i)
an increase in the number of shares of Common Stock reserved for issuance under the Company’s 2000 Equity Incentive Plan (the “2000 Plan”) from 1,100,000 to 2,750,000 shares (the “2000 Plan Amendment”); and

(ii)
an increase in the number of shares of Common Stock reserved for issuance under the Company’s 2002 Non-Employee Directors Stock Option Plan (the “2002 Plan”) from 250,000 to 750,000 shares (the “2002 Plan Amendment”; and together with the 2000 Plan Amendment, the “Plan Amendments”).

The attached Information Statement describes the stockholder action by written consent approving the Plan Amendments, which stockholder action was taken pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. No action is required by you. The Information Statement is being furnished to stockholders of record of the Company as of the Record Date pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. Please read the accompanying Information Statement carefully. In accordance with Rule 14c-2 under the Exchange Act, the stockholder action approving the Plan Amendments will become effective twenty (20) calendar days following the mailing of the Information Statement.

By Order of the Board of Directors,

August 26, 2011	/s/ JOHN J. JOYCE
John J. Joyce, President and Chief Executive Officer

AMBIENT CORPORATION
7 WELLS AVENUE
NEWTON, MA 02459
INFORMATION STATEMENT
NOTICE OF ACTION BY WRITTEN CONSENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN
APPROVED BY OUR MAJORITY STOCKHOLDER.
A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

GENERAL

This Information Statement is being furnished to the stockholders of Ambient Corporation, a Delaware corporation (the “Company”), in connection with action taken by Vicis Capital Master Fund, the holder of approximately 84% of the issued and outstanding voting securities of the Company, approving, by written consent dated August 15, 2011, the following actions:

(i)
an increase in the number of shares of Common Stock reserved for issuance under the Company’s 2000 Equity Incentive Plan (the “2000 Plan”) from 1,100,000 to 2,750,000 shares (the “2000 Plan Amendment”); and

(ii)
an increase in the number of shares of Common Stock reserved for issuance under the Company’s 2002 Non-Employee Directors Stock Option Plan (the “2002 Plan”) from 250,000 to 750,000 shares (the “2002 Plan Amendment”; and together with the 2000 Plan Amendment, the “Plan Amendments”).

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of record of our common stock entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent. This Information Statement is for informational purposes only, and you need not take any further action in connection with this Information Statement.

This Information Statement is being mailed on or about August 29, 2011, to our stockholders of record as of August 15, 2011 (the “Record Date”). In accordance with Rule 14c-2 under the Exchange Act, the stockholder action approving the Plan Amendments will become effective 20 calendar days after the mailing of this Information Statement to our stockholders.

Our principal executive offices are located at 7 Wells Avenue, Newton, Massachusetts 02459, and our telephone number is (617) 332-0004.

THE ACTION BY WRITTEN CONSENT

On August 15, 2011, we received the written consent in lieu of a meeting of stockholders from Vicis Capital Master Fund (the “Majority Stockholder”), which holds approximately 84% of the shares of common stock, par value $.001 per share (the “Common Stock”), of the Company, approving the Plan Amendments (the “Written Consent”). No payment was made to any person or entity in consideration of its executing the Written Consent.

VOTING AND VOTE REQUIREMENT

We are not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (“DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the outstanding voting power of the shares of our Common Stock present and voting on the matter at a meeting would be required to approve the Plan Amendments.

As of the close of business of the Record Date, we had 16,532,228 shares of Common Stock outstanding and entitled to vote on the matters acted upon in the Written Consent. The disclosures contained in this information statement reflect the 1-for-100 reverse stock split of our Common Stock that became effective on July 18, 2011. Each share of Common Stock outstanding as of the close of business on the Record Date is entitled to one vote. On the Record Date, the Majority Stockholder, which holds approximately 84% of our Common Stock, approved the Plan Amendments by Written Consent. ACCORDINGLY, THE ACTION BY WRITTEN CONSENT EXECUTED BY THE MAJORITY STOCKHOLDER ON THE RECORD DATE PURSUANT TO SECTION 228 IS SUFFICIENT TO APPROVE THE PLAN AMENDMENTS, AND THE PLAN AMENDMENTS REQUIRE NO FURTHER STOCKHOLDER ACTION.

NOTICE PURSUANT TO SECTION 228 OF THE DGCL

Pursuant to Section 228 of the DGCL, we are required to provide notice of taking a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

DISSENTERS' RIGHTS OF APPRAISAL

The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the Written Consent.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD TO
CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Please read this Information Statement carefully. It describes the essential terms of, and contains certain information concerning matters approved by the Written Consent. Additional information about the Company is contained in its periodic and current reports filed with the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549-1004. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.

ITEM NO. 1

INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY’S 2000 EQUITY INCENTIVE PLAN

The Written Consent includes an increase in the number of shares of Common Stock reserved for issuance under the 2000 Plan to a total of 2,750,000 shares.

The Board believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The amendment to increase the number of shares of Common Stock under the 2000 Equity Incentive Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options and other forms of awards to attract new employees, as well as retain current employees.

Of the total 2,750,000 shares of Common Stock reserved for issuance under the 2000 Plan following the Written Consent, options to purchase 898,315 shares of Common Stock were issued and outstanding as of the Record Date and 1,814,216 shares remained available for future awards to employees and other service providers.

Although the Company cannot currently determine the number of options and other forms of awards that may be granted in the future to the executive officers of the Company, each of the executive officers and key employees of the Company has an interest in the approval of the 2000 Plan Amendment in so far as they are eligible recipients of awards under the plan.

SUMMARY OF THE TERMS OF THE 2000 EQUITY INCENTIVE PLAN

The summary of the 2000 Plan below is qualified in its entirety by the 2000 Plan attached hereto as Appendix A.

THE 2000 PLAN ADMINISTRATION

The 2000 Plan is administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least one member of the Board. The Compensation Committee of the Board administers the 2000 Plan. Such committee, and the Board itself acting in its capacity as administrator of the 2000 Plan, is referred to herein as the “Committee.” The Committee is authorized, among other things, to construe, interpret and implement the provisions of the 2000 Plan, to select the key employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2000 Plan.

SHARES AVAILABLE

Following the effectiveness of the increase in shares of Common Stock reserved for issuance under the 2000 Plan, the aggregate number of shares of Common Stock available for issuance, subject to adjustment as described below, under the 2000 Plan will be 2,750,000. Such shares may be authorized and unissued shares or treasury shares. Shares reserved for issuance for grants under the 2000 Plan represent approximately 11% of the Company’s issued and outstanding Common Stock as of the Record Date. Together with the shares reserved for issuance under the 2002 Directors Plan (following the effectiveness of the increase in shares of Common Stock reserved for issuance under the 2002 Plan), the shares reserved for issuance under these plans will represent approximately 14.1% of the Company’s outstanding Common Stock as of the Record Date. If any shares of Common Stock subject to an award are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any performance units awarded under the 2000 Plan are forfeited or canceled, the performance units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of performance units which may thereafter be granted and the book value of the Company with respect to outstanding performance units, and (v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards, provided, however, in each case that no adjustment shall be made which would cause the plan to violate Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to incentive stock options as defined in such Section (“ISOs”)  or would adversely affect the status of a performance based award (a “Performance-Based Award”) as “performance based compensation” within the meaning of Section 162(m) of the Code. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as “performance-based compensation” under Section 162(m) of the Code.

ELIGIBILITY

Persons eligible to participate in the 2000 Plan include all key employees and consultants of the Company and its subsidiaries, including our Chief Executive Officer, our Chief Technology Officer and Senior Vice President, our Chief Financial Officer, Vice President and Treasurer, and other senior management as determined by the Committee.  At this time the specific individuals to whom awards will be made in the future has not been determined.

AWARDS

The 2000 Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees and consultants. The 2000 Plan provides for the grant of incentive stock options (which may no longer be granted under the plan since it was established more than ten years ago), nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and performance units. The 2000 Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The Committee is currently authorized to grant nonqualified stock options. The Committee can also grant stock appreciation rights (“SARs”) entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR are determined by the Committee, provided that the exercise price of an ISO or SAR may not be less than the fair market value (110% of the fair market value in the case of an ISO granted to a 10% shareholder) of the Common Stock on the date of grant. However, the 2000 Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem with an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs and relating to exercisability or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years (or shorter period applicable under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through “cashless exercises”) having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

RESTRICTED STOCK

The 2000 Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

OTHER STOCK-BASED AWARDS, BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the 2000 Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

CASH PAYMENTS

The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the 2000 Plan authorizes the Committee to grant a Tax Bonus (as defined in the 2000 Plan) in respect of any award.

PERFORMANCE UNITS

The Committee is also authorized to grant performance units. A performance unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each performance unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such length as the Committee may select. Neither the performance goals nor the performance periods need be identical for all performance units awarded at any time or from time to time.

PERFORMANCE-BASED AWARDS

The Committee, provided it consists solely of outside directors, may (but is not required to) grant awards pursuant to the 2000 Plan to a participant who, in the year of grant, may be among the Company’s Chief Executive Officer and the four other most highly compensated executive officers (“Covered Employees”), which are intended to qualify as “performance-based compensation “within the meaning of Section 162(m) of the Code.  If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder’s equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will disclose such awards to our stockholders, secure the approval of holders of at least a majority of the Company’s outstanding shares of the Company’s outstanding shares of Common Stock in a separate vote, and certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

OTHER TERMS OF AWARDS

The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) 500,000 performance units, (ii) a tax bonus payable with respect to the stock-based awards and performance units and (iii) cash payments (other than tax bonuses) of $1,000,000. The Committee has the discretion to grant an award to a participant who may be a Covered Employee which is not a Performance-Based Award.

At the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any amounts deferred under the 2000 Plan. Awards granted under the 2000 Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, awards are not transferable except by will or by the laws of descent and distribution, or (except in the case of an ISO) otherwise if permitted under Rule 16b-3 of the Exchange Act and by the Committee. The 2000 Plan grants the Committee broad discretion in the operation and administration of the 2000 Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company’s strategy, performance of comparable companies or other circumstances. However, if disclosed to our stockholders and approved by holders of at least a majority of the Company’s outstanding shares of Commons Stock, no adjustment may adversely affect the status of any outstanding Performance-Based Award as performance-based compensation for purposes of Section 1629m) of the Code. Awards under the 2000 Plan generally will be granted for no consideration other than services. Subject to Section 409A of the Code the Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the 2000 Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

CHANGE OF CONTROL

In the event of a change of control of the Company, all awards granted under the 2000 Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award. Under the 2000 Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 50% of the Company’s outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors (as defined in the 2000 Plan); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company’s assets. The foregoing events will not be deemed to be a change of control if the transactions causing such change are approved in advance by the affirmative vote of at least a majority of the Continuing Directors.

AMENDMENT AND TERMINATION

The 2000 Plan is of indefinite duration continuing until all shares and performance units reserved therefor have been issued or until terminated by the Board. The Board may amend, alter, suspend, discontinue, or terminate the 2000 Plan or the Committee’s authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the 2000 Plan; or (iii) increase the number of shares of Common Stock subject to the 2000 Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANT

The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the 2000 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Stock options and SARs granted under the 2000 Plan are intended to satisfy the stock rights exception to Section 409A of the Code (“Section 409A”); other types of awards are intended either to satisfy another exception to Section 409A (such as the short-term deferral exception) or to be granted and administered in compliance with Section 409A. A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a performance unit, nor will the Company be entitled to any tax deduction. When a participant who has been granted an option which is not designated as an ISO exercises that option and receives Common Stock which is either “transferable” or not subject to a “substantial risk of forfeiture” under Section 83(c) of the Code, the participant will realize compensation income subject, in the case of an employee or former employee, to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant’s tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

If a participant exercises an option which is designated as an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the issuance of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a “disqualifying disposition” of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

With respect to other awards (including an SAR or a performance unit) granted under the 2000 Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject, in the case of employees to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant’s loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income.

Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations. Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a Change in Control may constitute a “parachute payment” under Section 280G of the Code. To the extent any such payment constitutes an “excess parachute payment,” the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

SECTION 162 PROVISIONS

The 2000 Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the 2000 Plan which is intended by the Committee to qualify as “performance-based compensation” under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for “performance-based compensation,” is not subject to this deduction limit. Among the requirements for compensation to qualify as “performance-based compensation” is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, because the 2000 Plan has been approved by the stockholders of the Company, the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as “performance-based compensation” should not be subject to the deduction limit of Section 162(m) of the Code, provided the Plan continues to be administered by a Committee consisting solely of two or more “outside directors” and the other requirements of Section 162(m) of the Code are satisfied. Nonqualified stock options granted with an option price less than the fair market value at the time of grant will not qualify as performance-based compensation. Not withstanding the foregoing, the Committee may, in the exercise of its discretion, issue stock option grants that would be subject to the deductibility limit where it deems such issuance to be in the best interests of the Company and its stockholders.

NEW PLAN BENEFITS

Because awards under the 2000 Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the 2000 Plan. Through the Record Date, the following individuals and groups had been granted options under the 2000 Plan to purchase shares in the amounts indicated:

Name and Position	Dollar Value ($) (1)	Number of Shares

John J. Joyce, President and Chief Executive Officer	395,000	213,750
Ramdas Rao, Chief Technology Officer and Senior Vice President	320,000	182,500
Mark Fidler, Chief Financial Officer, Vice President, and Treasurer	40,000	50,000

All Executives as a Group (3 persons)	750,000	446,250
Non-Executive Director Group	450,000	230,400
Non-Executive Officer Employee Group	878,590	452,065

(1)
Calculated using the difference between the closing price on the Record Date $9.50 and the exercise price for those options with an exercise price less than the closing price and assumes all options are vested as of the Record Date.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2010, certain information relating to the Company’s equity compensation plans (without giving effect to the Plan Amendments):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance (c)
Equity compensation plans approved by security holders	1,078,215		$11.40	240,166	(2)
Equity compensation plans not approved by security holders	51,250	(1)	$19.70	––
Total	1,129,420		$10.90	240,166

(1)
Comprised of (i) 3,500 shares of Common Stock issuable upon the exercise of non-plan options issued in September 2006 to advisory board members and are exercisable through September 28, 2011, at a per share exercise price of $20.00, (ii) 1,250 shares of Common Stock issuable upon the exercise of non-plan options issued in August 2005 to advisory board members and are exercisable through August 1, 2015, at a per share exercise price of $30.00, (iii) 10,500 shares of Common Stock issuable upon the exercise of non-plan options issued in January 2005 to non-employee directors and are exercisable through January 1, 2011, at a per share exercise price of $20.00, (iv) 9,500 shares of Common Stock issuable upon the exercise of non-plan options issued in December 2001 to employees of the Company and are exercisable through December 31, 2011, at a per share exercise price of $20.00, (v) 9,500 shares of Common Stock issuable upon the exercise of non-plan options issued in December 2001 to employees of the Company and are exercisable through December 31, 2011, at a per share exercise price of $20.00, (vi) 1,000  shares of Common Stock issuable upon the exercise of non-plan options issued in February 2008 to an advisory board member and are exercisable through March 1, 2011,  at a per share exercise price of $10.00, (vii) 1,000 shares of Common Stock issuable upon the exercise of non-plan options issued in February 2008 to an advisory board member and are exercisable through March 1, 2011, at a per share exercise price of $6.00, (viii) 10,000 shares of Common Stock issuable upon the exercise of non-plan options issued in October 2010 to a consultant  and are exercisable through October 18, 2016, at a per share exercise price of $12.00, and (ix) 5,000 shares of Common Stock issuable upon the exercise of non-plan options issued in October 2010 to a consultant  and are exercisable through October 20, 2016, at a per share exercise price of $12.30.

(2)	Comprised of (i) 228,466 shares of Common Stock available for issuances under the Company’s 2000 Plan, and (ii) 11,700 shares of Common Stock available for issuances under the 2002 Plan.

ITEM 2

INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY’S 2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

The Written Consent includes an increase in the number of shares of Common Stock reserved for issuance under the 2002 Plan to a total of 750,000 shares.

The Board believes that stock options are an important incentive for attracting and retaining on individuals to serve on the Company’s Board of Directors who are not otherwise employed by the Company or any subsidiary. The amendment to increase the number of shares of Common Stock issuable under the 2002 Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract and retain qualified non-employee directors.

Of the total 750,000 shares of Common Stock reserved for issuance under the 2002 Plan following the Written Consent, options to purchase 230,400 shares of Common Stock were issued and outstanding and 517,200 shares remained available for future awards.

Although the Company cannot currently determine the number of options that may be granted in the future to non-employee directors of the Company, each of the non-employee directors of the Company has an interest in the approval of the 2002 Plan Amendment in so far as they are eligible recipients of options under the plan.

SUMMARY OF THE 2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

The summary of the 2002 Plan below is qualified in its entirety by the 2002 Plan attached hereto as APPENDIX B.

The 2002 Plan is administered by the Board or, if so determined by the Board, by a committee consisting solely of two or more non-employee directors of the Company. The body administrating the 2002 Plan is referred to herein as the “Administrative Body.” The Administrative Body is authorized to construe, interpret and implement the provisions of the 2002 Plan, to select the non-employee directors to whom awards will be granted, to determine the amount, terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2002 Plan. The shares available for grant under the 2002 Plan may be authorized and unissued shares or treasury shares. If any shares of Common Stock subject to an award are forfeited or the award otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. Only directors not employed by the Company or any of its subsidiaries are eligible to participate in the 2002 Plan.

Under the 2002 Plan, the Administrative Body may issue only non-qualified options. Each option granted under the 2002 Plan will, unless earlier terminated as provided in the 2002 Plan, expire six years from the date of grant. If a non-employee director ceases to serve as a director of the Company, options issued to such a director under the 2002 Plan will:

(i)           in the case of removal for cause, terminate immediately;
(ii)          in the case of death or disability, terminate two years after the date on which such director ceased to serve; and
(iii)         in all other the cases (including failure to be re-nominated or reelected), terminate 12 months after such director ceased to serve.

The exercise price of each option will be the fair market value of the Common Stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 2002 Plan continues in effect through December 31, 2012. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan. Notwithstanding the foregoing, any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company’s stockholders if such approval is required by any applicable law or regulation or any applicable stock exchange rule. Additionally, without the consent of the an affected non-employee director, no amendment, alteration, suspension, discontinuation or termination of the 2002 Plan may materially, adversely affect the rights of such non-employee director under any option theretofore granted.

FEDERAL TAX CONSEQUENCES

Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the 2002 Plan. This description does not purport to be a complete description of the federal income tax aspects of the 2002 Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular director eligible to receive options. Stock options and SARs granted under the 2002 Plan are intended to satisfy the stock right exceptions to Section 409A of the Code.

 A director to whom an option is granted under the 2002 Plan will not recognize any taxable income upon the grant of an option. Upon the exercise of such option, an optionee will generally recognize ordinary compensation income equal to the difference between the exercise price of the option and the fair market value of the Common Stock acquired on the date of exercise. The tax basis of such Common Stock to the optionee will equal the amount includable in the optionee’s income as compensation, and the optionee’s holding period for such Common Stock will commence on the day on which the optionee recognizes the compensation income in respect of such Common Stock. Any additional gain or any loss recognized on the subsequent disposition of the shares of Common Stock will be a capital gain or loss and will be a long-term gain or loss if the shares are held for more than one year. Generally, the Company will be entitled to a tax deduction upon the exercise of an option under the 2002 Plan at the same time and in the same amount as the ordinary income recognized by the optionee.

NEW PLAN BENEFITS:

Because awards under the 2002 Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the 2002 Plan. Through 2010, the following directors had been granted options under the 2002 Plan to purchase shares of Common Stock in the amounts indicated:

Name and Position	Dollar Value ($) (1)	Number of Shares

Michael Widland, Director	150,000	78,400
D. Howard Pierce, Director	150,000	76,000
Thomas Michael Higgins, Director	150,000	76,000
Shad L. Stastney, Director	-	-
Francesca E. Scarito, Director	-	-

All Directors as a Group (5 persons)	450,000	230,400

(1)
Calculated using the difference between the closing price on the Record Date $9.50 and the exercise price for those options with an exercise price less than the closing price and assumes all options are vested as of the Record Date.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of the Record Date, concerning the ownership of our common stock by: (a) each person who, to our knowledge, beneficially owned on that date more than 5% of our outstanding common stock; (b) each of our directors and the Named Executive Officers; and (c) all of our current directors and executive officers as a group.

	Number of Shares Beneficially Owned(2)	Percent Beneficially Owned(2)
Name of Beneficial Owner(1)

Directors and Executive Officers:
John J. Joyce(3)	168,150		*
Ramdas Rao(4)	142,650		*
Mark L. Fidler(5)	1,667		*
Michael L. Widland(6)	58,133		*
D. Howard Pierce(7)	57,000		*
Thomas Michael Higgins(8)	57,000		*
Shad L. Stastney	—	—
Francesca E. Scarito	—	—
All directors and executive officers as a group (8 persons)(9)	484,600	2.6%
5% Stockholders:
Vicis Capital Master Fund(10)	14,837,117	84.8%

*	Indicates less than 1%

(1)	Unless otherwise indicated, the address of each person listed is c/o Ambient Corporation, 7 Wells Avenue, Newton, Massachusetts 02459.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants that are currently exercisable or that become exercisable within 60 days following the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock beneficially owned by such person.

(3)
Represents (i) 9,400 shares of common stock, and (ii) 158,750 shares of common stock issuable upon the exercise of vested options issued under our 2000 Plan. Does not include 55,000 shares of common stock issuable upon exercise of unvested options issued under our 2000 Plan.

(4)
Represents (i) 10,150 shares of common stock, and (ii) 132,500 shares of common stock issuable upon exercise of vested options issued under our 2000 Plan. Does not include 50,000 shares of common stock issuable upon exercise of unvested options issued under our 2000 Plan.

(5)
Represents 1,667 shares of common stock issuable upon exercise of vested options issued under our 2000 Plan. Does not include 48,333 shares of common stock issuable upon exercise of unvested options issued under our 2000 Plan.

(6)
Represents (i) 1,333 shares of common stock, and (ii) 56,800 shares of common stock issuable upon exercise of vested options issued under our 2002 Plan. Does not include 21,600 shares of common stock issuable upon exercise of unvested options issued under our 2002 Plan.

(7)
Represents (i) 2,000 shares of common stock, and (ii) 55,000 shares of common stock issuable upon exercise of vested options issued under our 2002 Plan. Does not include 21,000 shares of common stock issuable upon exercise of unvested options issued under our 2002 Plan.

(8)
Represents 57,000 shares of common stock issuable upon exercise of vested options issued under our 2002 Plan. Does not include 19,000 shares of common stock issuable upon exercise of unvested options issued under our 2002 Plan.

(9)
Represents (i) 22,883 shares of common stock, (ii) 292,917 shares of common stock issuable upon exercise of vested options issued under our 2000 Plan, and (iii) 168,800 shares of common stock issuable upon exercise of vested options issued under the 2002 Plan. Does not include 153,333 shares of common stock issuable upon exercise of unvested options issued under our 2000 Plan and 61,600 shares of common stock issuable upon exercise of unvested options issued under our 2002 Plan.

(10)
Represents (i) 13,882,084 shares of common stock, and (ii) 955,033 shares of common stock issuable upon exercise of warrants. All securities are held directly by Vicis Capital Master Fund, for which Vicis Capital LLC acts as investment advisor. Vicis Capital LLC may be deemed to beneficially own shares held by Vicis Capital Master Fund and any shares issuable to Vicis Capital Master Fund upon exercise of the warrants within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, by virtue of the voting and dispositive power over such shares granted by Vicis Capital Master Fund to Vicis Capital LLC. The voting and dispositive power granted to Vicis Capital LLC by Vicis Capital Master Fund may be revoked at any time. Vicis Capital LLC disclaims beneficial ownership of any shares reported herein. Shad L. Stastney, a member of our board of directors and a founder and principal of Vicis Capital LLC, John Succo and Sky Lucas share voting and dispositive control of these securities. No single natural person can exercise voting or investment power with respect to the securities owed by Vicis Capital Master Fund and investment decisions with respect to these securities are made by a majority of these persons. Vicis’ address is 445 Park Avenue, 19th Floor, Suite 1901, New York, New York 10022.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation received for services rendered in all capacities to our company for the last three fiscal years, which was awarded to, earned by, or paid to our Chief Executive Officer, Principal Financial Officer and each of our other most highly compensated executive officers whose total compensation exceeded $100,000 during 2010, which we refer to collectively as our Named Executive Officers.

				Option
		Salary	Bonus	Awards	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)

John J. Joyce,	2010	360,457	60,000	1,165,280	1,585,737
President and Chief Executive	2009	349,538	50,000	148,890	548,428
Officer and Principal Financial Officer	2008	338,760	50,000	—	388,760
Ramdas Rao,	2010	255,000	60,000	1,059,345	1,374,345
Chief Technology Officer and	2009	245,192	50,000	148,890	444,082
Senior Vice President	2008	213,000	50,000	—	263,000

(1)
Amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC 718 with respect to employee stock options issued during 2010, 2009 and 2008 under our 2000 Equity Incentive Plan. The assumptions used to calculate the fair value of stock option grant were: for 2010: expected holding period of 5.75 years, risk free interest rate of 1.475%, no dividend yield and volatility of 154.9% and for 2009: expected holding period of 5.50 years, risk free interest rate of 1.44%, no dividend yield and volatility of 162.4%.

(2)	The Named Executive Officers received certain perquisites and other personal benefits during the periods indicated, the aggregate value of which did not exceed $10,000.

Mark L. Fidler joined us as our Principal Financial Officer and Vice President in June 2011 and became our Chief Financial Officer effective as of August 4, 2011. Mr. Fidler is also our Treasurer. Mr. Fidler receives an annual salary of $250,000, and he received a signing bonus of $12,500. We also granted to Mr. Fidler a stock option to purchase 20,000 shares of common stock under our 2000 Plan at an exercise price of $7.50 per share, which options will vest in equal installments of 1,667 shares at the end of each 90 day period, with the first installment vesting on September 27, 2011. When Mr. Fidler became Chief Financial Officer, we entered into an employment agreement with Mr. Fidler, paid him an additional $12,500 bonus and granted him an additional stock option to purchase 30,000 shares of common stock at an exercise price of $10.40 per share, which options will vest in equal installments of 2,500 shares at the end of each 90 day period, with the first installment vesting on October 31, 2011.

Grants of Plan-Based Awards in 2010

The following table sets forth information on grants of plan-based awards in 2010 to our Named Executive Officers.

All Other
		Stock Awards:	Grant Date/
		Number of	Fair Value
		Shares of	of Stock and
		Stock or	Option Awards
Name	Grant Date	Units (#)	($)

John J. Joyce, President and Chief Executive Officer and Principal Financial Officer	10/18/2010	110,000	1,165,280
Ramdas Rao, Chief Technology Officer and Senior Vice President	10/18/2010	100,000	1,059,345

Outstanding Equity Awards at December 31, 2010

The following table sets forth information concerning equity awards held by each of our Named Executive Officers as of December 31, 2010.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option
	Options (#)	Options (#)	Exercise Price	Option
Name	Exercisable	Unexercisable	($)	Expiration Date

John J. Joyce,	10,000	—	$50.00	11/16/2011
President and Chief Executive Officer and	3,750	—	$10.00	09/11/2012
Principal Financial Officer	10,000	—	$20.00	01/26/2014
	5,000	—	$30.00	07/20/2014
	5,000	—	$50.00	07/20/2014
	25,000	—	$4.50	11/15/2017
	45,000	—	$3.50	01/13/2019
	13,750	96,250	$12.00	10/18/2020
Ramdas Rao,	10,000	—	$20.00	01/15/2012
Chief Technology Officer and	2,000	—	$20.00	09/11/2012
Senior Vice President	8,000	—	$20.00	01/26/2014
	3,750	—	$20.00	08/11/2014
	3,750	—	$20.00	08/11/2014
	10,000	—	$4.50	11/15/2017
	45,000	—	$3.50	01/13/2019
	12,500	87,500	$12.00	10/18/2020

When he joined our company on June 27, 2011, we granted to Mark L. Fidler a stock option to purchase 20,000 shares of common stock under our 2000 Plan at an exercise price of $7.50 per share, which options will vest in equal installments of 1,667 shares at the end of each 90 day period, with the first installment vesting on September 27, 2011. In connection with the execution of Mr. Fidler’s employment agreement, we granted Mr. Fidler an additional stock option to purchase 30,000 shares of common stock at an exercise price of 10.40 per share, which options will vest in equal installments of 2,500 shares at the end of each 90 day period, with the first installment vesting on October 31, 2011.

Option Exercises and Stock Vested in 2010

None of our Named Executive Officers acquired shares upon exercise of options, or had any stock awards vest, during 2010.

 ]
Employment Agreements

We and John J. Joyce entered into an amended and restated employment agreement dated as of December 30, 2008 pursuant to which Mr. Joyce serves as our Chief Executive Officer. Under the agreement, Mr. Joyce is entitled to be paid an annual salary of $330,000, subject to an annual review and adjustments. By its terms, the agreement provided for an initial term ending December 31, 2010. After expiration of the initial term, the agreement automatically renews for successive two-year terms unless terminated by us upon written notice given not less than 90 days prior to the expiration of the then-current term. As no such notice has been given, the agreement remains in effect through December 31, 2012. The agreement also contains certain provisions for early termination, including in the event of a change in control, which may result in a severance payment equal to two years of base salary then in effect and the continuation of certain benefits. These severance benefits are discussed in more detail below under “Potential Payments upon Change of Control or Termination following a Change of Control.”

We and Ramdas Rao entered into an amended and restated employment agreement dated as of June 2, 2008, pursuant to which Mr. Rao serves as our Senior Vice President and Chief Technology Officer at an annual salary of $225,000, subject to review. The employment agreement had an initial term that extended through December 31, 2009, subject to renewal for successive one-year terms unless either party gives notice of that party’s election to not renew to the other at least 60 days prior to the expiration of the then-current term. The agreement was renewed through December 31, 2010 and has been further renewed through December 31, 2011. The agreement also contains certain provisions for early termination, which may result in a severance payment equal to one year of base salary then in effect. These severance benefits are discussed in more detail below under “Potential Payments upon Change of Control or Termination following a Change of Control.”

We and Mark L. Fidler entered into an employment agreement dated as of August 4, 2011, pursuant to which Mr. Fidler serves as our Chief Financial Officer at an annual salary of $250,000, subject to review. We were obligated to pay Mr. Fidler, within 10 days of the execution of the agreement, a $12,500 bonus, less all required deductions. Further, upon entering into the agreement, we granted Mr. Fidler a non-qualified stock option to purchase 30,000 shares of our common stock under the 2000 Plan. The stock option will vest in equal installments of 2,500 shares at the end of each 90 day period, with the first installment vesting on October 31, 2011 and has an exercise price of $10.40 per share. The agreement also contains certain provisions for early termination, which may result in a severance payment equal to one year of base salary then in effect.

Each of these agreements includes certain confidentiality and non-compete provisions that prohibit the executive from competing with us for one year, or soliciting our employees for one year, following the termination of his employment.

Potential Payments upon Change of Control or Termination following a Change of Control

Automatic Acceleration of Vesting Following a Change of Control. The following table provides the intrinsic value (that is, the value based upon our closing stock price on December 31, 2010 of $10.40, less any applicable exercise price) of stock options of our Named Executive Officers that would become exercisable or vested as a result of a change of control as of December 31, 2010.

Total
Payments
	Value of	and Value of
	Unvested	Equity
	Stock Options	Awards
	($)	($)

John J. Joyce, President and Chief Executive Officer and Principal Financial Officer	—	—
Ramdas Rao, Chief Technology Officer and Senior Vice President	—	—

Automatic Acceleration of Vesting upon an Involuntary Termination Following a Change of Control. Assuming the employment of our Named Executive Officers was terminated involuntarily and without cause, or such officers resigned with good reason, during the 12 months following a change of control occurring on December 31, 2010, in accordance with the terms of the employment agreements with the Named Executive Officers, our Named Executive Officers would be entitled to cash payments in the amounts set forth opposite their names in the below table, subject to any deferrals required under Section 409A of the Code, as well as acceleration of vesting for outstanding equity awards, as set forth in the below table. The following table provides the value of compensation and benefits payable and intrinsic value (that is, the value based upon our closing stock price on December 31, 2010 of $10.40, less any applicable exercise price) of stock options that would become exercisable or vested as a result of a termination occurring immediately following a change of control as of December 31, 2010.

						Total
				Accrued	Value of	Payments and
			Continuation	Vacation	Unvested	Value of
	Base Salary	Bonus	of Benefits	Pay	Stock Options	Equity Awards
	($)	($)	($)	($)	($)	($)

John J. Joyce, President and Chief Executive Officer and Principal Financial Officer	759,000	—	59,115	14,596	—	832,711
Ramdas Rao, Chief Technology Officer and Senior Vice President	250,000	—	11,410	9,615	—	271,025

Risk Assessment of Compensation Policies and Practices

Our board of directors is responsible for reviewing our policies and practices with respect to risk assessment and risk management. In certain circumstances, board committees assist our board of directors in fulfilling its oversight role in certain areas of risk. For example, pursuant to its charter, the audit committee reviews our policies with respect to risk assessment and risk management associated with the accumulation, reporting and disclosure of our quarterly and annual historical financial information.

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. We will continue to monitor our compensation policies and practices to determine whether the incentives they create meet our risk management objectives.

COMPENSATION OF DIRECTORS

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors for the fiscal year ended December 31, 2010. Mr. Joyce, who is our President and Chief Executive Officer, receives no compensation for his service as a director.

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Director Name	($)	($)(1)	($)

Michael L. Widland	10,000	425,383	435,383
D. Howard Pierce	10,000	413,567	423,567
Thomas Michael Higgins	16,000	374,180	390,180
Shad L. Stastney	—	—	—

(1)
Amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC 718 with respect to stock options issued during 2010 under our 2002 Plan. The assumptions used to calculate the fair value of stock options granted were expected holding period of 3.75 years, risk free interest rate of .8457%, no dividend yield and volatility of 157.7% for 2010.

Compensation Committee Interlocks and Insider Participation

During 2010, our compensation committee consisted of Mr. Widland. Mr. Widland has not at any time in the last year been one of our officers or employees; however, Mr. Widland is a partner of Shipman & Goodwin LLP, a law firm which provides legal services for our company from time to time. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the fiscal year ended December 31, 2010.

MAILING COSTS

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to stockholders of record of the Company’s Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

The Company is in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office of the SEC located at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Information Statement and other reports, regarding issuers that file electronically with the SEC.

Documents described above are available through the SEC as set forth above or from the Company without charge. You may obtain such documents by requesting them in writing or by telephone from the Company as follows:

Ambient Corporation
7 Well Avenue, Suite 11
Newton, MA 02459
Telephone: (617) 614 - 6701
Attention: Investor Relations
investors@ambientcorp.com

By order of the Board of Directors

August 26, 2011	By:	/s/ JOHN J. JOYCE
John J. Joyce,
President and Chief Executive Officer

APPENDIX A
AMBIENT CORPORATION
2000 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan

The purpose of the Ambient Corporation 2000 Equity Incentive Plan (the “Plan”) is to further the interests of Ambient Corporation (the “Company”) and its shareholders by providing long-term performance incentives to those key employees and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2. Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, Performance Unit, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

(b) “Award Agreement” shall mean the written agreement, instrument or document evidencing an Award.

(c) “Change of Control” means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 50% of the Company’s outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company’s assets.

Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) A “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(g) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

(h) “ISO” means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

(i) “Limited SAR” means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

(j) “Option” means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a non-statutory Option (an Option not designated as an ISO).

(k) “Performance Unit” means a right granted to a Participant pursuant to

Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

(l) “Restricted Stock” means Stock awarded to a Participant pursuant to Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(m) “Stock-Based Award” means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

(n) “SAR” or “Stock Appreciation Right” means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

(o) “Subsidiary” shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

(p) “Tax Bonus” means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of (i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions there from or credits available with respect to the payment of any such taxes.

Section 3. Administration of the Plan

The Plan shall be administered by shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee which may be comprised of one or more members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the “Committee.” After any such designation, no member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, it’s Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees and consultants who will receive Awards pursuant to the Plan (“Participants”), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

Section 4. Participation in the Plan

Participants in the Plan shall be selected by the Committee from among the key employees and consultants of the Company and its Subsidiaries, provided, however, that only key employees shall be eligible to receive ISOs under the Plan.

Section 5. Plan Limitations; Shares Subject to the Plan

(a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $.001 par value, of the Company (the “Stock”) available for issuance as Awards under the Plan shall not exceed 2,750,000 shares.

(b) Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 500,000. If any Performance Units awarded under the Plan shall be forfeited or canceled, such Performance Units shall thereafter be available for award under the Plan.

No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

Section 6. Awards

(a) General. Awards may be granted on the terms and conditions set forth in this

Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

(b) Options. The Committee may grant Options to Participants on the following terms and conditions:

(i)
Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any ISO shall not be less than the Fair Market Value (110% of the Fair Market Value in the case of a 10% shareholder, within the meaning of Section 422(c)(5) of the Code) of the shares covered thereby at the time the Option is granted.

(ii)
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii)
Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

(c) Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

(i)
Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant’s Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management’s control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

(ii)
Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company’s Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)
Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

(ii)
Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

(iii)
Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)
Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

(e) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)
Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(ii)
Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(h) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7. Additional Provisions Applicable to Awards

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

(i)
granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

(ii)
retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

(b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

(c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, or any SAR granted in tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

(f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

(g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a “covered employee,” within the meaning of Section 162(m) of the Code, which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code (a “Performance-Based Award”). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders’ equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 500,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 500,000 Performance Units, (iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than Tax Bonuses) of $1,000,000.

(h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

(a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

(b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

Section 9. General Provisions

(a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Company at the Company’s 2000 Annual Meeting of Stockholders, then unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

(b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

(c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

(g) Effective Date. The effective date of the Plan is July 21, 2000.

(h) Shareholder Approval. Unless and until the Plan is approved by the stockholders of the Company at the Company’s 2000 Annual Meeting of Stockholders, no Stock-Based Award may be granted to any officer of the Company.

APPENDIX B
AMBIENT CORPORATION
2002 NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN

1. Purpose. The Ambient Corporation 2002 Non-Employee Directors Stock Option Plan (the “Plan”) is designed to aid Ambient Corporation, a Delaware corporation (the “Company”), in retaining and attracting non-employee directors (directors who are not employees of the Company or of any corporation, partnership, joint venture or other business entity of which fifty percent (50%) or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company) of exceptional ability by enabling such non-employee directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services that will contribute to the continued growth and success of the Company.

2. Amount and Source of Stock. The total number of shares of the Company’s common stock, $.001 par value per share (the “Stock”), which may be the subject of options granted pursuant to the Plan shall not exceed 750,000, subject to adjustment as provided in paragraph 10. Such Stock may be reserved or made available from the Company’s authorized and unissued Stock or from Stock reacquired and held in the Company’s treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Stock subject to such option shall be added to the Stock otherwise available for issuance pursuant to the exercise of options under the Plan.

3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, if determined by the Board, a committee selected by the Board and comprised solely of two or more members of the Board, who are “Non-Employee Directors” as that term is defined in Rule 16b-3(b) (3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended. The corporate body administering the Plan is hereinafter referred to as the “Administrative Body.” The Administrative Body shall have all the powers vested in it by the terms of the Plan. Such powers include the authority to select the participants who will receive options under the Plan, to prescribe the form of the individual option agreements, to grant options under the Plan, to fix the vesting and other terms of each option grant, to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Administrative Body in the administration of the Plan shall be final and conclusive.

4. Option Grants.

(a) Each non-employee director shall be eligible to receive grants of options at such time or times and for such number of shares of Stock as the Administrative Body, in its discretion, shall determine. The date on which an option is granted under this subparagraph to a specified individual shall constitute the date of grant of such option (the “Date of Grant”).

(b) The terms relating to the vesting of the option shall be fixed by the Administrative Body at the time of the grant of the option.

5. Option Price. The exercise price of the Stock purchasable under any option granted pursuant to the Plan shall be equal to the Fair Market Value of a share of Stock on the Date of Grant. For purposes of the Plan, the “Fair Market Value” of a share of Stock shall mean (i) if the Stock is traded on a national securities exchange or on the NASDAQ National Market System (“NMS”), the per share closing price of the Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the Date of Grant (or if there is no closing price for such Date of Grant, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded on the over-the-counter market and quotations are published on the NASDAQ quotations system (but not on NMS), the per share closing bid price of the Stock on the Date of Grant as reported by NASDAQ (or if there is no closing bid price for such Date of Grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Stock is traded on the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock; or (iv) if the Stock is not traded on a securities exchange or the over-the-counter market, the valuation accorded to each share of Stock by the Administrative Body.

6. Term of Option.

(a) Unless earlier terminated pursuant to the other provisions herein, the option hereby granted shall terminate at the close of business on the date six (6) years from the Date of Grant (the “Expiration Date”).

(b) If the non-employee director is removed as a director of the Company for cause (as determined in accordance with applicable law) by the stockholders of the Company, the unexercised portion of the option will terminate simultaneously with the non-employee director’s removal as a director.

(c) If a non-employee director ceases to be a director of the Company on account of his or her death or disability, then the option may be exercised at any time prior to the earlier of the Expiration Date and24 months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

(d) If a non-employee director ceases to be a director of the Company for any reason (other than cause, death or disability), then the option may be exercised at any time prior to the earlier of the Expiration Date and 12 months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

(e) No option granted hereunder shall be exercisable unless and until the non-employee director has entered into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary (or such other officer as is specified in the individual option agreement) of the Company at its then principal office. Such notice shall specify the number of shares of Stock for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. The Administrative Body shall determine whether the exercise price for an option shall be paid in cash, by the surrender at Fair Market Value of Stock (held for at least six (6) months), by any combination of cash and shares of Stock, including, without limitation, cash, Stock or other property (including notes or other contractual obligations of non-employee directors to make payment on a deferred basis), the means or methods of payment, including through “cashless exercise” arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to non-employee directors upon the exercise of such option. Delivery of such notice shall constitute an irrevocable election to purchase the Stock specified in such notice, and the date on which the Company receives the last of such notice, documentation and the aggregate option exercise price for all of the Stock covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Stock so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Stock to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

8. Right of the Company to Terminate Services of a Non-Employee Director. Nothing contained herein or in any individual option agreement shall be construed to confer on any non-employee director any right to continue as a director of the Company or derogate from any right of the Company, the Board or the stockholders of the Company to remove or not renominate such non-employee director as a director of the Company, with or without cause.

9. Non-transferability of Options. No option granted under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such non-employee director to, any party, other than the Company, or assigned or transferred by such non-employee director otherwise than by will or the laws of descent and distribution, and such option shall be exercisable during the lifetime of the non-employee director only by the non-employee director or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrative Body may, in its discretion, provide that an option of a non-employee director granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Administrative Body may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a non-employee director may, in the manner established by the Administrative Body, designate a beneficiary (which may be a person or a trust) to exercise the rights of the non-employee director, and to receive any distribution, with respect to any option upon the death of the non-employee director. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any non-employee director shall be subject to all terms and conditions of the Plan and any individual option agreement applicable to such non-employee director, except as otherwise determined by the Administrative Body, and to any additional restrictions deemed necessary or appropriate by the Administrative Body.

10. Adjustments Upon Certain Events. In the event that the Administrative Body shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of non-employee directors under the Plan, then the Administrative Body shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with options, (ii) the number and kind of shares of Stock issuable in respect of outstanding options, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding option.

11. General Restrictions.

(a) No option granted hereunder shall be exercisable if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

(b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the non-employee director holding the option, at the time of any such exercise, representations, warranties and agreements to the effect that the Stock is being purchased by the non-employee director for investment only and without any present intention to sell or otherwise distribute such Stock and that the non-employee director will not dispose of such Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Stock shall bear appropriate legends summarizing such restrictions on the disposition thereof.

12. Changes to the Plan.

(a) The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Administrative Body’s authority to grant options under the Plan without the consent of the Company’s stockholders or non-employee directors, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected non-employee director, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such non-employee director under any option theretofore granted and any individual option agreement relating thereto. Subject to applicable law, the Administrative Body may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any option theretofore granted and any individual option agreement relating thereto; provided, however, that without the consent of an affected non-employee director, no such amendment, alteration, suspension, discontinuation, or termination of any option may materially and adversely affect the rights of such non-employee director under such option.

(b) The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

13. Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on December 31, 2012, and no options under the Plan shall thereafter be granted.

14. Fractional Shares. The Company will not be required to issue any fractional shares of Stock pursuant to the Plan. The Administrative Body may provide for the elimination of fractions and for the settlement of fractions in cash.

15. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Administrative Body may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Administrative Body alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected non-employee director, any other non-employee director, any employee, the Company, any stockholder or any other person.

16. Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.

B-4